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                                                                   EXHIBIT 10.16

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET (DO NOT USE THIS FORM
                          FOR MULTI-TENANT BUILDINGS)

1.   Basic Provisions ("Basic Provisions").

     1.1 Parties: This Lease ("Lease"), dated for reference purposes only July 23, 1999, is made by and between THE EZRALOW COMPANY, LLC, a California limited liability company ("Lessor") and HOMEGROCER.COM, INC., a Delaware corporation ("Lessee") (collectively the "Parties," or individually a "Party").

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 3450 S. La Brea Avenue, Los Angeles, California 90016, located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property and, if applicable, the ("Project"), if the property is located within a Project) See Addendum Paragraphs 50 and 51 ("Premises"). (See also Paragraph 2).

     1.3 Term: Fifteen (15) years and partial month ("Original Term") commencing as per Add. Para. 52 ("Commencement Date") and ending as per Addendum Paragraph 52 ("Expiration Date"). (See also Paragraph 3).

     1.4 Early Possession: as per Addendum Paragraph 53 ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3).

     1.5 Base Rent: $ as per Add. Para. 54 per month ("Base Rent"), payable on the first day of each month commencing on the Rent Commencement Date (See also Paragraph 4). X If this box is checked, there are provisions in this Lease for
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the Base Rent to be adjusted.

     1.6 Base Rent Paid Upon Execution: $158,400 as Base Rent for the period equal to the first full calendar month of the Original Term.

     1.7 Security Deposit: $ as per Addendum Paragraph 55 ("Security Deposit"). (See also Paragraph 5).

     1.8 Agreed Use: warehousing, retail distribution, ancillary office use and other legally permitted uses. (See also Paragraph 6).

     1.9 Insuring Party. Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8).

     1.10 Paragraph deleted.

     1.11 Paragraph deleted.

     1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 75 and Exhibits "A," "A-1," "B," and "C," all of which constitute a part of this Lease.

2.   Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

     2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Delivery Date ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b)
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below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing exterior roof, electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. See Addendum Paragraph 52.

     2.3 Compliance. Lessor warrants that the Base Building Work complies with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessees intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty. Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows: See Addendum Paragraph 56.

          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific use of the Premises by Lessee as compared with general nonrefrigerated, commercial warehousing, distribution, and ancillary office uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

          (b) If such Capital Expenditure is not the result of the specific use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c): provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 120 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of

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the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

     2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use. (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     2.5  Paragraph deleted.

3.   Term.

     3.1 Term. The Commencement Date, Rent Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. and Add. Para 52.

     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Rent Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

     3.3  Paragraph deleted.  See Add. Para. 52.

     3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.   Rent.

     4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

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5.   Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced. Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this
Lease.   See Add.  Para.  55.

6.   Use.

     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

     6.2  Hazardous Substances.  See Addendum Paragraph 57.

          (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and

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customary materials reasonably required to be used in the normal course of the
Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on. under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term Of this Lease, by or for Lessee, or any third party.

          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or arty third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry- out Lessor's investigative and remedial responsibilities.

          (g) Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements

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and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds $250,000 give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to $250,000. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease. Lessee shall, at Lessee's sole expense. fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request. provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. See Addendum Paragraph 58.

     6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such Inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case. Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination. See Addendum Paragraph 59.

7.   Maintenance; Repairs, Utility Installations; Trade Fixtures and
Alterations.

     7.1  Lessee's Obligations.  See Addendum Paragraph 60.

          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including. but not limited to. all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors. plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts

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required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

          (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements ("Basic Elements"), if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

          (c) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.

     7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance). 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. See Addendum Paragraph 61.

     7.3  Utility Installations; Trade Fixtures; Alterations.

          (a) Definitions; Consent Required. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment. plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $15,000 on a per-job basis.

          (b) Consent. Any Alterations or Utility installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $15,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor. See Add. Para. 62.

          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. if Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

     7.4  Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

          (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

          (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair. ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures. Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as welt as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall De removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.  Insurance; Indemnity.  See Addendum Paragraph 63.

    8.1 Payment For Insurance. Lessee shall pay for all insurance required under paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $3,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

     8.2  Liability insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $3,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3  Property Insurance -- Building, Improvements and Rental Value.

          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

          (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured toss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises. the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

     8.4  Lessee's Property/Business Interruption Insurance.

          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-, IX as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year. or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

     8.7 Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters. Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. See Addendum Paragraph 64.

     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage. obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.   Damage or Destruction.

     9.1  Definitions.

          (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing Immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of. or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 Partial Damage - Insured Loss. It a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense. repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event. Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect; or (ii) have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph

9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party. See Addendum Paragraph 65.

     9.3 Partial Damage. Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor. may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

     9.5 Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one
(1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and
(b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (Or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee tails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

     9.6  Abatement of Rent; Lessee's Remedies.

          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein. See Addendum Paragraph 66.

          (b) Paragraph deleted.

     9.7 Termination-Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

     10.1 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of assessment, real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to. a change in the ownership of the Premises. See Addendum Paragraph 67.

     10.2

          (a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

          (b) Advance Payment. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty
(20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations. Utility installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay

Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered. See Addendum Paragraph 6.8.

12.  Assignment and Subletting.

     12.1 Lessor's Consent Required.  See Addendum Paragraph 9.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

          (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of fifty-one percent (51%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than fifty-one percent (51%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

          (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2 Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee o sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of not more than $1,000 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each arid every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of alt or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease. to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay alt Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of a Breach by Lessee. Lessor may, at its option, require sublessee to attorney to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease: provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  Default; Breach; Remedies.

     13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor. (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful defamer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful defamer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or of said statute.

          (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessees right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee or any cash or other bonus, inducement or consideration for Lessee's entering into this Lease including the Allowance (as defined in Exhibit "C") all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect. and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base
Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

     13.6 Breach by Lessor.

          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  Brokers' Fee Deleted.

16.  Estoppel Certificates.

     (a) Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely on the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. See Addendum Paragraph 70.

     (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, ii this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above. See Addendum Paragraph 71.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction. See Addendum Paragraph 72.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to thIs Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease: provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.  Notices.

     23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CumulatIve Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attornment; Non-Disturbance.

     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage. deed of trust, or other hypothecation or security device (collectively. "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or(iii) be bound by prepayment of more than one (1) month's rent.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, Lessor shall obtain a Non-Disturbance Agreement from the holder of any pro-existing Security Device which is secured by the Premises.

     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees.
Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.
The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign. See Addendum Paragraph 73.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request. See Addendum Paragraph 74.

37.  Guarantor.

     37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

     37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Estoppel Certificate, or (d) written confirmation ,that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.  Options.

     39.1 Definition. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

     39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     39.4  Effect of Default on Options.

           (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

           (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

           (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agree that if will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, include the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises. Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part at said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.  Paragraph deleted.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN. AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT. AT THE TIME THIS LEASE IS EXECUTED. THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN
---------
INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO

THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:


1.  SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING:  IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN
--------
PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:  Calabasas, California          Executed at:  Bellevue, Washington

on:_______________________________           on:_______________________________

By LESSOR:                                   By LESSEE:

THE EZRALOW COMPANY, LLC,                    HOMEGROCER.COM, INC.,
a California limited liability company       a Delaware corporation

By:  /s/ Bryan Ezralow                       By:  /s/ Terry Drayton

Name Printed: Bryan Ezralow                  Name Printed: Terry Drayton
              --------------------

Title: President                             Title:  President
       ---------------------------

By:_______________________________           By: /s/ Daryl L. Stromwold

Name Printed:_____________________           Name Printed: Daryl Stromwold


Title:____________________________           Title:  Assistant Secretary

Address:__________________________           Address:10230 NE Points Drive
                                             Kirkland WA 98033
Telephone:  (   )_________________           Telephone:  (425) 201-7500
Facsimile:  (   )_________________           Facsimile:  (425) 201-7575
Federal ID No.____________________           Federal ID No.____________________

NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No.
(213) 687-8616


(C)Copyright 1997 -- By American Industrial Real Estate Association.  All rights reserved.
  No part of these works may be reproduced in any form without permission in writing

            ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT
                                 LEASE BETWEEN
                    THE EZRALOW COMPANY, LLC, AS LESSOR, AND
                        HOMEGROCER.COM, INC., AS LESSEE,
                           DATED AS OF JULY 23, 1999

    This Addendum ("Addendum") is made with respect to that certain Standard Industrial/Commercial Lease - Net and Exhibits of even date herewith, by and between THE EZRALOW COMPANY, LLC, a California limited liability company, as Lessor, and HOMEGROCER.COM, INC., a Delaware corporation, as Lessee, concerning certain real property and improvements located at 3450 S. La Brea Avenue, Los Angeles, California, all as described and defined in said Standard Industrial/Commercial Lease - Net and Exhibits.

    Lessor and Lessee acknowledge and agree that, notwithstanding anything contained in the Standard Industrial Lease/Commercial Lease -- Net and Exhibits between them (to which this Addendum is attached) to the contrary, the provisions set forth in this Addendum shall be a part of the Standard Industrial Lease/Commercial Lease -- Net and Exhibits and shall supersede any contrary provisions of the Standard Industrial Lease/Commercial Lease -- Net and Exhibits. Any capitalized term used in this Addendum, unless specifically defined herein, shall have the same meaning given such term in the Standard Industrial Lease/Commercial Lease -- Net and Exhibits. The Standard Industrial Lease/Commercial Lease -- Net and Exhibits attached thereto, together with this Addendum and all other riders, rules and regulations referred to in any of the foregoing, shall constitute, collectively, the Lease.

    50. Premises and Project: [continued from Paragraph 1.2] a total of approximately 330,000 leaseable square feet, as shown on Exhibit "A" attached hereto and incorporated by this reference, distributed approximately equally on two floors located within that certain two-story building shown on Exhibit "A" (the "Premises"), together with the right to use, on a nonexclusive basis and subject to reasonable rules and regulations of Lessor, the driveways, roadways, alleyways, ramps, walkways, sidewalks, and parking spaces (but not to exceed the maximum number of such parking spaces made available to Lessee pursuant to Paragraph 51, below), and other common areas designated from time to time by Lessor of that certain larger real estate development located on the land legally described in Exhibit "A-i" attached hereto and incorporated by this reference (together with the Premises, the "Project").

    Notwithstanding the foregoing, Lessee shall be entitled, prior to the Rent Commencement Date, to have its architect measure the square footage of the Premises pursuant to the formula for such measurements used by Lessor and, if Lessor shall concur that such measurement certified in writing by Lessee's architect shall establish that the actual square footage of the Premises differs materially from the estimated 330,000 leasable square feet specified in this Paragraph above, the Base Rent, Security Deposit, and other rights and obligations of the parties under this Lease which are based on such square footage amount shall be adjusted equitably by increase or decrease, as applicable, in accordance with the actual square footage certified by Lessee's architect and adopted by Lessor. Lessee's failure to deliver its architect written certification to Lessor prior to the Rent Commencement Date, together with all underlying written calculations, field notes, and work papers, shall be conclusively deemed Lessee's waiver of its rights hereunder and waiver of objection to the square footage amounts specified in this Lease for the Premises and otherwise and all amounts, percentages, proportions, fractions, and other calculations derived therefrom. A difference shall be "material" hereunder if it exceeds Ten Percent (10%) of the specified amount, regardless of whether such different amount shall be greater or lesser than the specified amount.

    51. Parking. Lessor shall make available for use by Lessee and its employees, visitors, and invitees, on an unreserved basis, one hundred twenty
(120) passenger vehicle parking spaces in the exterior parking areas of the Project outside the building of the Premises, and Lessee shall have the right to use, together with its employees, visitors, and invitees. on an exclusive basis, all passenger vehicle, truck, and other parking spaces in the interior parking areas of the building of the Premises, all without additional charge by Lessor, subject to Lessor's rules and regulations regarding parking within the Project. All truck parking spaces made available to Lessee hereunder shall have minimum dimensions of thirty (30) feet deep by eleven (11) feet wide and shall have forty-five (45) feet of clearance for maneuvering purposes. Lessee shall observe, and shall cause the observance by its employees, visitors, and invitees, of Lessor's rules and regulations regarding parking within the Project, and Lessee hereby agrees to indemnify, defend (with counsel satisfactory to the indemnitee), and hold harmless Lessor and its employees, agents, property managers, and contractors from and against all claims, losses, damages, judgements, awards, and liabilities whatsoever arising or accruing from any damage or injury to persons or property attributable to Lessee or its employees, visitors, or invitees in connection with any of their use of the parking areas of the Project, including without limitation failure to observe Lessor's rules and regulations. Lessor reserves the right to reconfigure and relocate all parking spaces of the Project as determined necessary or desirable, provided that Lessor shall maintain at all times the minimum numbers of passenger vehicle and truck parking spaces required above. Lessee's rights hereunder shall be subject to the rights granted to an adjacent landowner for certain parking spaces of the Project pursuant to that certain Covenant and Agreement Regarding Maintenance of Off-Street Parking Spaces, dated March 27, 1996, and recorded on May 29, 1996, as Instrument No. 96-835901 of Official Records of Los Angeles County ("Official Records") and that certain Parking Easement Agreement, dated July 11, 1997, and recorded on July 14, 1997, as Instrument No. 97-10523 88 of Official Records.

    52. Term; Commencement; Expiration; and Extension of Term. [continued from Paragraph 1.3] The Commencement Date shall mean and refer to the date of this Lease. The Rent Commencement Date shall mean and refer to the earlier to occur of:

    (a) the date on which Lessee first opens for business to the general public in the Premises; or

    (b) the date upon which all of the following have been satisfied or performed by the party charged below with such satisfaction or performance:

          (i) Base Building Work and Delivery Date -- Lessor shall have substantially completed, at Lessor's sole cost and expense, the repair and refurbishment of the two-story commercial building and related improvements of the Project, including driveways, roadways, alleyways, ramps, walkways, sidewalks, and parking spaces existing on the Project as of the date of this Lease (the "Existing Improvements") such that the Existing Improvements, as of the Delivery Date (as defined below), shall be in good and serviceable condition and repair for general commercial use under the zone designation applicable to the Project (as distinguished from Lessee's specific use), with the roof of the Premises free of material leaks and all structural, electrical, plumbing, standard HVAC and other major systems functioning, reasonable wear and use excepted, and such that all of the foregoing, as of the Delivery Date, shall comply with all applicable laws. All of the foregoing work to be performed by Lessor hereunder, together with that certain additional work listed on Exhibit "B" attached hereto and incorporated by this reference to be substantially completed by Lessor at its sole cost and expense, shall be collectively referred to herein as the "Base Building Work." Upon Lessor's substantial completion of the Base Building Work, either Lessor or Lessor's architect shall provide written certification of same to Lessee, and the date of delivery to Lessee of such written certification shall be referred to herein as the "Delivery Date." Due to the complex nature of the Base Building Work, it is anticipated that the Delivery Date may not occur for ten (10) months after Lessor's commencement of the Base Building Work, subject to Force Majeure (as defined below). Lessor agrees diligently to prosecute the Base Building Work to completion as provided herein, but in the event the Base Building Work has not been substantially completed and the Delivery Date occurred by December 31, 2000, Lessee shall be entitled to a penalty to be applied against Lessee's first Base Rent coming due under this Lease equal to One Thousand Dollars ($1,000) for each 24-hour period after December 31. 2000 by which the substantial completion of the Base Building Work is delayed.

          If such substantial completion does not occur within six (6) months after such date (without adjustment for Force Majeure), then either Lessor or Lessee, upon thirty (30) days prior written notice delivered to the other, shall be entitled to terminate this Lease, and the parties shall thereafter be under no further liability under this Lease, provided that if Lessee shall deliver such termination notice as required hereunder and Lessor shall substantially complete the Base Building Work and the Delivery Date occurs during such 30-day period, Lessee's notice shall be null and void, and this Lease shall continue in full force and effect.

          (ii) Tenant Improvements Work -- Upon Lessor's substantial completion of the Base Building Work, Lessee shall complete all other work desired by Lessee to the Premises, at Lessee's sole cost and expense, subject to Lessor's payment of the Allowance (as defined and described in the Tenant Improvements Work Letter attached hereto at Exhibit "C" and incorporated by this reference), and in accordance with the requirements of the Tenant Improvements Work Letter attached at Exhibit "C." Tenant shall have sixty (60) days from the Delivery Date within which to complete the Tenant Improvements Work. In the event the Tenant Improvements Work is not completed by Lessee within such 60-day period, the Tenant Improvements Work shall be deemed completed at the expiration of such 60-day period for purposes of the Rent Commencement Date, and Lessee agrees diligently to prosecute same to completion thereafter. Tenant shall construct the Tenant Improvements Work in good and workmanlike manner, in lien-free condition, and free of defects in materials and workmanship.

          (iii) Mutual Cooperation and Coordination -- Each party agrees to cooperate with the other with respect to the exchange of status and scheduling information regarding the progress of the Base Building Work and Tenant Improvements Work. Lessor agrees to provide prior notice to Lessee of the date estimated by Lessor for its acquisition of the Project and the Delivery Date, respectively, and Lessor will endeavor to provide Lessee with its notice regarding the Delivery Date, if feasible for the notifying party, thirty (30) days prior to the delivery or completion date estimated therein. Lessee agrees to provide prior notice to Lessor of the date estimated by Lessee for the completion of the Tenant Improvements Work, which notice will be provided, if feasible, thirty (30) days prior to the completion date estimated therein.

    The Expiration Date shall mean and refer to the final business day of the one hundred eightieth (180th) complete calendar month after the Rent Commencement Date, subject to earlier termination in accordance with the provisions of this

Lease and subject further to Tenant's option to extend such Original Term as provided below.

    (c) Extension of Term: Lessee shall have the right, at Lessee's option, to
        -----------------
extend the Original Term of this Lease for the Premises for two (2) consecutive five (5) year periods (each, an "Option" and collectively, the "Options") commencing, with respect to the first such Option, on the calendar day immediately succeeding the Expiration Date and, with respect to the second such Option, the calendar day immediately succeeding the expiration of the first Option period, all upon, and subject to, the following terms and conditions:

          (i) Lessee shall not, at the time it exercises either Option hereunder, be in default under this Lease at any time from the date of Tenant's notice to Landlord of its exercise of such Option through to and including the commencement of the applicable Option period.

        (ii) Each Option shall be upon the same terms, covenants, conditions, provisions and agreements as are provided in this Lease, except that the Base Rent shall be adjusted upon the commencement of each Option period to the Fair Market Rental (as defined below) for the Premises applicable on such commencement date, but in no event shall the Base Rent in effect for the Premises upon commencement of each Option period be less than that in effect immediately prior to such commencement. The term "Fair Market Rental," as used herein, shall mean the annual base or fixed rent Landlord would accept in any then-current new comparable brokered transactions for the Project and, if none, comparable leased premises in a comparable area, for a comparable term, from a non-expansion, non-renewal and non-equity tenant, and what a willing, comparable, new, non-expansion, non-renewal, non-equity tenant would accept and pay in a brokered transaction for the Premises or comparable leased premises in a comparable area, both operating at arm's length and without duress, taking into account all relevant factors and giving appropriate consideration to the maintenance obligations of the parties, their respective insurance obligations, and the method of allocation of the common area maintenance charges of the Premises or the Project, among other relevant considerations, except that in no event shall the Fair Market Rental be increased on account of any improvements to the Premises installed, constructed, and paid for by Lessee after Lessor's delivery of the Base Building or reduced by he absence of any broker's commission payable in connection with Lessee's Option. The Fair Market Rental shall be determined in accordance with the method provided in Paragraph 52(c)(iv) below.

          (iii) Lessee shall exercise each Option by written notice to Lessor delivered not later than twelve (12) months prior to the expiration of the Original Term and the expiration of the first Option, respectively, and, if Lessee shall not so exercise each Option in a timely manner, such Option shall, immediately and without further notice, be null, void and of no force or effect. Upon Lessee's failure to exercise its first Option in accordance with the requirements of this Paragraph, the Lessee's second Option shall, automatically and without necessity of notice or demand of Lessee, shall immediately be null, void and of no force or effect. Except as expressly provided in this Paragraph, Tenant shall have no right to extend the term of this Lease beyond the Expiration Date.

          (iv) Within thirty (30) days after Lessee's delivery to Lessor of Lessee's written notice of exercise of each Option provided hereunder, Lessor shall provide written notice ("Lessor's Option Rental Notice") to Lessee of the Fair Market Rental for the Premises to be paid by Lessee during the applicable Option period. If Lessee disagrees with the amount of the Fair Market Rental specified by Lessor in Lessor's Option Rental Notice, within fifteen (15) days after Lessor's delivery to Lessee of Lessor's Option Rental Notice, Lessee shall provide written notice ("Lessee's Option Rental Notice") to Lessor of the Fair Market Rental Lessee estimates in good faith to be due for the Premises during the applicable Option period. If the parties are unable to agree on the Fair Market Rental within fifteen (15) days after Lessee's delivery to Lessor of Lessee's Option Rental Notice, then the parties' dispute shall be resolved in accordance with the requirements of this Paragraph upon written notice of either party, which notice shall state the name, address and qualifications of an appraiser selected by the notifying party, which appraiser shall be a neutral, real estate appraiser and Member of the Appraisal Institute having no fewer than seven (7) years' experience in the appraisal of commercial leasehold properties reasonably comparable to the Project ("Qualified Appraiser"). Within ten (10) days following the notifying party's appraisal notice, the other party shall either approve the Qualified Appraiser selected by the notifying party or select a second Qualified Appraiser by giving written notice of the name, address and qualification of said Qualified Appraiser. If either party fails to select a Qualified Appraiser within the time period specified for such party, then the other party shall be entitled to select a Qualified Appraiser and such Qualified Appraiser shall be deemed selected by both parties, shall solely resolve the parties' dispute as the Acting Appraiser hereunder (as defined below), and no other Qualified Appraiser shall be selected. If two Qualified Appraisers are selected, they shall jointly select a third Qualified Appraiser and such third Qualified Appraiser shall be the sole Qualified Appraiser (the "Acting Appraiser") who shall resolve the parties' dispute. If the two Qualified Appraisers fail to select the Acting Appraiser, such Acting Appraiser shall be appointed by the then-presiding judge of the Superior Court for the State of California for the County of Los Angeles.

              The Acting Appraiser shall notify the parties in a written notice of decision of its determination of the Fair Market Rent for the Premises during the applicable Option period by, in all events, selecting either: (1) the amount specified for such Fair Market Rent in the Lessor's Option Rental Notice or (ii) the amount specified for such Fair Market Rent in the Lessee's Option Rental Notice, and such determination by the Acting Appraiser shall be conclusively determinative and final and binding on the parties as the Fair Market Rent for the Premises during the applicable Option period. The Acting Appraiser shall not be permitted to use as and for the Fair Market Rent for the Premises during the applicable Option period any amount other than as provided in either Lessor's Option Rental Notice or Lessee's Option Rental Notice, and if either Lessor's Option Rental Notice or Lessee's Option Rental Notice shall fail to specify an amount of Fair Market Rent for the Premises during the applicable Option period, then the amount so specified in the other party's Option Rental Notice shall selected by the Acting Appraiser in his or her notice of decision as the amount of Fair Market Rent for the Premises during the applicable Option period. If neither Option Rental Notice shall specify an amount of Fair Market Rent for the Premises during the applicable Option period, however, each party shall re-submit its Option Rental Notice to the Acting Appraiser within ten
          (10) days of the Acting Appraiser's written request, complete with the amount estimated by each party for Fair Market Rent for the Premises during the applicable Option period, and the Acting Appraiser shall make its determination based on such re-submitted Option Rental Notices as provided above.

              All fees, costs, and expenses of the Acting Appraiser and the method of determination of the Fair Market Rent for the Premises during the applicable Option period shall be borne in equal amounts by Lessor and Lessee.

              If any applicable Option period shall commence prior to the Acting Appraiser's delivery of the notice of decision of his or her determination of the Fair Market Rent for the Premises during such Option period, Lessee shall pay as and for its Base Rent for the Premises the lesser of the amounts specified for the Fair Market Value Rent in Lessor's Option Rental Notice and Lessee's Option Rental Notice. All fees, costs, and expenses of the Acting Appraiser and the method of determination of the Fair Market Rent for the Premises during the applicable Option period shall be borne in equal amounts by Lessor and Lessee.

    (d)  Condition Precedent to Effectiveness of Lease: Lessor and Lessee
         ---------------------------------------------
acknowledge and agree that, as of the date of this Lease, Lessor is not the owner of either the Premises or the Project, but Lessor has contractual rights under an agreement of purchase and sale with the existing owner to purchase the Premises and the Project (the "Acquisition Agreement"). Lessor agrees to use its commercially reasonable efforts and to reasonably exercise its rights and remedies under the Acquisition Agreement to acquire the Project, including the Premises, but in no event shall Lessor have any liability to Lessee whatsoever under this Lease or otherwise in the event of Lessor's failure to acquire the Project, including the Premises, under the Acquisition Agreement. Upon delivery by Lessor of notice to Lessee regarding Lessor's failure to acquire the Project, including the Premises, under the Acquisition Agreement, this Lease shall be terminated, any deposits paid or deposited by Lessee to Lessor under this Lease shall be promptly returned to Lessee, and neither party shall have any liability to the other under this Lease from and after the effective date of such termination.

    53. Early Possession. [continued from Paragraph 1.3] Lessee shall be entitled to enter upon the Premises, as reasonably permitted by Lessor and on a non-exclusive basis with Lessor and Lessor's contractors, prior to the Delivery Date for the purpose of Lessee's commencement of the Tenant Improvements Work, provided, however, that in no event shall such early entry by Lessee interfere with or disrupt Lessor's or its contractor's activities on the Premises and in the Project, and any delay resulting from such interference or disruption attributable to Lessee or its contractors shall serve to extend any deadline or time period for Lessor's performance by the period of such delay.

    54. Base Rent and Adjustment. [continued from Paragraph 1.5] Lessee shall pay the following base rent (the "Base Rent") for the Premises during the periods provided below:

         (1) From the Commencement Date through the thirty-sixth (36) month, inclusive, of the Lease Term -- $1,900,800 per year, payable in monthly installments of $158,400;

         (2)  During the thirty-seventh (37th) month through the seventy-second
              (72nd) month, inclusive, of the Lease Term -- $2,059,200 per year, payable in monthly installments of $171,600;

         (3) During the seventy-third (73rd) month through the one hundred twentieth (120th) month, inclusive, of the Lease Term -- $2,217,600 per year, payable in monthly installments of $184,800;

         (4) During the one hundred twenty-first (l2lth) month through the one hundred fifty-sixth (156th) month, inclusive, of the Lease Term -- $2,415,600 per year, payable in monthly installments of $201,300;

         (5) During the one hundred fifty-seventh (157th) month through the Expiration Date, inclusive, of the Lease Term -- $2,613,600 per year, payable in monthly installments of $217,800; and

         (6) If Lessee shall exercise one or more of the Options, the Fair Market Rental, as provided in Paragraph 51 above.


55. Security Deposit. [continued from Paragraph 1.7] Lessee shall deposit with Lessor upon Lessee's execution of this Lease, except as provided below with respect to the Letter of Credit (as defined below), Lessee's security deposit (the "Security Deposit") which shall consist of both of the following: (i) the sum of two (2) monthly installments of Base Rent and (ii) a stand-by, at-sight, irrevocable letter of credit payable to Lessor, in form and substance acceptable to Lessor, drawn on a commercial bank or other financial institution reasonably satisfactory to Lessor ("Issuer"), in the stated amount required below, and having a term, including renewal periods, of not less than the Lease Term, including both Options, if exercised by Lessee (the "Letter of Credit"), which Letter of Credit shall also provide that on Lessor's presentment of the Letter of Credit to the issuing financial institution, together with Lessor's written certificate certifying that Lessee has failed to perform any one or more of the obligations required to be performed by Lessee under the Lease and has not cured such failure or posted a cash security deposit with Lessor in the damages likely to be caused by such failure to perform that has not been cured and further certifying that the amount drawn on the Letter of Credit is the amount due Lessor on account of the Lessee's default, after the application of any cash security deposit of Lessee held by Lessor, then the Issuer shall pay such requested amount, immediately and in full, without necessity of further action or approval by Lessee or any third party. The Letter of Credit shall be in a stated amount, at all times during the Lease Term, equal to not less than One Million, Four Hundred Fifty Thousand Dollars ($1,450,000). The Letter of Credit shall provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500. In the event Lessor transfers its interest in the Lease, at Lessor's request and at no cost to Lessor or its transferee, a new Letter of Credit shall be issued to the transferee of the Lessor ("Transferee") on the same terms and conditions as required hereunder, except that the new Letter of Credit shall be payable to the Transferee. Lessor shall surrender the existing Letter of Credit to Lessee simultaneously with Lessee's delivery of the new Letter of Credit to Transferee. Promptly after the Commencement Date, Lessee shall provide the form of the Letter of Credit to Lessor for its approval. The Letter of Credit issued by the Issuer shall be delivered by Lessee to Lessor on the date Lessor acquires the Project, but in no event sooner than five (5) days after Lessor's written notice that it has (or is about to) acquire the Project.

    56. Compliance. [continued from Paragraph 2.3] Lessor's representation and warranty set forth above shall include the compliance of the Base Building Work with the general commercial/industrial zoning laws applicable for the Project (as distinguished from Lessee's specific use), excluding the Tenant Improvements and all other work to be completed by Lessee to the Premises. Based on the foregoing and except for Lessor's representations and warranties expressly provided in this Lease and Lessor's completion of the Base Building Work, Lessee accepts the Premises and the Project in their "as-is," "with-all-faults" condition existing as of the Commencement Date and waives all claims against Lessor regarding same except as otherwise expressly provided in this Lease. Lessee acknowledges and agrees that, in accepting the Premises and the Project as provided herein, Lessee has, prior to the Commencement Date, made all inspections, studies, and determinations of and regarding the Premises and the Project as to Lessee seemed necessary or desirable.

    57. Hazardous Substances. [continued from Paragraph 6.2] Except as disclosed to Lessee in any reports, environmental assessments, and other documents or information provided by Lessor or its employees, agents, or representatives, including without limitation that certain Phase I Environmental Site Assessment, prepared by Geomatrix Consultants, Inc., dated as of July 23, 1999, Lessor, to the best of Lessor's Actual Knowledge (as defined below) (i) has received no written notice from any governmental authority regarding any violation of law caused by or resulting from any Hazardous Substance on the Premises; (ii) is unaware of the existence of any underground storage tanks or asbestos-containing materials on the Premises; (iii) has neither been served with, nor received written notice of, any action, proceeding, or claim pending or threatened concerning any Hazardous Substance on or affecting the Premises. Lessor has delivered to Lessee all material reports and environmental assessments of the Premises regarding Hazardous Substances conducted at Lessor's request or provided to Lessor in connection with Lessor's acquisition of the Project.

    58. Lessee's Compliance. [continued from Paragraph 6.3] Notwithstanding the foregoing, Lessee's obligation to comply with all Applicable Requirements shall not include the obligation to incur any cost, expense, or liability under any Applicable Requirements with respect to any Hazardous Substance or Hazardous Substance Condition not caused to exist on, or affect, the Premises or the Project by Lessee or its employees, agents, or invitees.

    59. Inspection. [continued from Section 6.4.] Notwithstanding the foregoing, Lessor and Lessor's agents, except in the case of emergency, shall provide Lessee with twenty-four (24) hours' notice prior to entry of the Premises. Any such entry by Lessor and Lessor's agents shall comply with all reasonable security measures of Lessee and shall not impair Lessee's operations more than reasonably necessary. During any such entry, Lessor and Lessor's agents shall at all times be accompanied by a representative of Lessee.

    60. Lessee's Obligations. [continued from Section 7.1] Notwithstanding anything contained in Paragraph 7.1 to the contrary, Lessee's obligations under such Paragraph shall in no event include any of the following:

          (a) the maintenance or repair of the following portions or components of the Premises: (i) building foundation, including slab, (ii) structural components of the Premises, (iii) roof structure and membrane, (iv) exterior-facing wall structure (excluding exterior or interior surface coverings and finishes), (v) exterior rain gutters and down spouts, and (vi) utility lines and connections to the Premises, but only to the point of connection to the applicable meter(s) for the Premise and exclusive of such meter(s);

          (b) any maintenance and repair required as a consequence of any violation of any warranty granted hereunder by Lessor or other obligation under this Lease of Lessor;

          (c) any cost or expense of any maintenance or repair for which Lessee shall be liable to Lessor with respect to which Lessor actually receives reimbursement from a third party, excluding any insurer, (provided Lessor is under no obligation to reimburse such third party for such amount when received from Lessee); and

          (d) any maintenance or repair necessitated by the negligence or wrongful intentional acts or omissions of Lessor or its employees, agents, or contractors, all of which shall be the obligation of Lessor, except to the extent of any negligence or wrongful intentional acts or omissions of Lessee or its employees, visitors, invitees, or contractors.

          Notwithstanding anything contained in Paragraph 7.1(b) to the contrary, Lessee shall be permitted, at Lessee's sole cost and expense, to have qualified persons in Lessee's employ ("Qualified Staff") perform that portion of the maintenance of the Basic Elements of the Premises which may be performed in good and workmanlike manner by such Qualified Staff in lieu of Lessee's obtaining a third party maintenance contract for such work, provided, however, that: (i) such work to the Basic Elements or portion thereof may be performed by Qualified Staff without voiding or otherwise impairing or limiting the coverage of any third party warranty applicable to the Basic Elements or portion thereof or insurance coverage available for the Premises and (ii) in the event Lessor shall reasonably determine that the maintenance of the Basic Elements of the Premises or any portion thereof is not being performed by Qualified Staff in good and workmanlike manner and as otherwise required hereunder, Lessor shall have the right upon thirty (30) days prior written notice to Lessee to terminate Lessee's right to have Qualified Staff perform such maintenance and Lessee shall procure within such 30-day period and thereafter maintain a maintenance contract or contracts meeting the requirements of Paragraph 7.1(b) for such maintenance formerly performed by Qualified Staff and if Lessee shall not so obtain such maintenance contract or contracts, Lessor shall be entitled upon written notice to obtain all of same for Lessee and at Lessee's sole cost and expense.

    61. Lessor's Obligations. [continued from Section 7.2] Notwithstanding anything contained in Paragraph 7.2 to the contrary, Lessor's obligations under such Paragraph shall include the maintenance and repair of those portions or components of the Premises described in Paragraph 60 above as Lessor's obligation, except for the following:

          (a) any maintenance and repair required as a consequence of any default by Lessee in any of its obligations under this Lease;

          (b) any cost or expense of any maintenance or repair for which Lessor shall be liable to Lessee with respect to Which Lessee actually receives reimbursement from a third party, excluding any insurer, (provided Lessee is under no obligation to reimburse such third party for such amount when received from Lessor); and

          (c) any maintenance or repair necessitated by the negligence or wrongful intentional acts or omissions of Lessee or its employees, agents, invitees, or contractors,

    62. Alterations; Consent. [continued from Section 7.3(b)] If Lessor's consent is required for an Alteration and Lessor does not notify Lessee in writing of its approval or disapproval within thirty (30) days following Lessee's written request for approval, complete with detailed plans and any additional information Lessor shall reasonably request, then Lessor shall be deemed to have approved the proposed Alteration, as requested. If Lessor's consent is required for any Utility Installation(s) and Lessor does not notify Lessee in writing of its approval or disapproval within thirty (30) days following Lessee's written request for approval, complete with detailed plans and any additional information Lessor shall reasonably request, then Lessor shall be deemed to have approved the proposed Utility Installation(s), as requested.

     63. Insurance. [continued from Article 8] Lessor shall be entitled to provide any insurance coverage required of Lessor under this Lease pursuant to blanket policies of insurance with any other property or properties of Lessor, provided such blanket coverage shall not decrease the insurance coverages available to the Premises to less than that required of Lessor under this Lease. Notwithstanding any provision of this Article 8 to the contrary, Lessor may require reasonable additional insurance coverages and/or increases in coverage amounts from those required of Lessee's under this Article 8 from time to time during the Term of this Lease, as Lessor shall deem warranted, provided, however, that no such addition coverages or increases in coverage amounts shall exceed those required by comparable landlords of comparable properties in the Baldwin Hills or comparable area.

    64. Indemnity. [continued from Paragraph 8.7.] The reference in the first sentence of this Paragraph to "Lessor's gross negligence or willful misconduct" shall mean and refer to the gross negligence and willful misconduct of Lessor's agents, contractors, and employees, as well as Lessor. Lessee's obligations under this Paragraph shall also include other tenants of the Project and shall extent to the use, occupancy, or other activities of Lessee and its employees, contractors, invitees, customers, or other persons authorized or suffered by Lessee to be on the Premises or the Project.

    65. Insurance; Partial Damage; Insured Loss. [continued from Paragraph 9.2] Any obligation of Lessor to repair the Premises under this Paragraph 9.2 shall be limited to the actual insurance proceeds received by Lessor for such repair. In the event that Lessor's reasonable estimated cost and expense of repair of any Premises Partial Damage which is considered an Insured Loss hereunder shall exceed the actual insurance proceeds reasonable estimated by Lessor to be available to Lessor for such repair by One Hundred Thousand Dollars ($100,000) and if Lessee shall not agree to pay the entire such excess to Lessor; such Premises Partial Damage shall be deemed an uninsured loss hereunder and Paragraph 9.3 below shall apply thereto.

    66. Remedies. [continued from Paragraph 9.6(b)] exercise its rights and remedies provided under Paragraph 13.6 for breach by Lessor.

    67. Real Property Taxes. [continued from Paragraph 10.11 The term "Real Property Taxes" shall not include any charges, levies or fees directly related to the use, storage, disposal or release of Hazardous Substances (except to the extent of the Lessee's use storage, disposal or release of such Hazardous Substances). If any charge, levy, or assessment under the Real Property Taxes shall be permitted to be paid in installments, rather than in a lump sum, Lessee shall only be required to pay to Lessor such amount of said charge, levy, or assessment of Real Property Taxes as shall be based on the applicable installment of principal and interest which would have become due during the Lease Term had Lessor elected to pay such charge, levy or assessment in installments over the longest permitted term. Lessee shall not be responsible for any increase in Real Property Taxes caused by any sale or transfer of the Project or any portion thereof sale by Lessor to any Affiliate of Lessor, the term "Affiliate" being defined for these purposes as any entity owned by the same entity(ies) and/or person(s), in the same combinations and proportions, as Lessor.

    Lessee, at its cost, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest with the taxing authority any increase in Real Property Taxes to be paid by Lessee, provided (i) such action or context shall not result in any increase in the Real Property Taxes for the Premises and the Project, (ii) Lessee shall have a good faith basis for such reduction or contest, and (iii) Lessee shall pay all Real Property Taxes due for the Premises prior to delinquency, subject to Lessee's rights hereunder to appeal any such payment and receive a refund of any overpayment. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor. In that case Lessor shall join in the proceedings or contest or permit it to be brought in Lessor's name as long as Lessor is not required to bear any cost or incur any liability.

    68. Utilities. [continued from Article 11] Lessee shall include in the Tenant Improvement Work and the Tenant Plans approved by Lessor pursuant to the attached Exhibit "C," separate metering, of the Premises to the extent the Premises shall not already be separately metered, and Lessee shall pay all costs of such separate metering, subject to Lessor's payment of the Allowance.

    69. Assignment and Subletting. [continued from Article 12] Notwithstanding anything to the contrary in this Article 12, Lessor agrees not to unreasonably withhold its consent to Lessee's request to assign or sublet the Premises, subject to Lessor's right to review, evaluate, and approve or disapprove any proposed assignment or subletting, in good faith, based on the following factors, among others: (a) any proposed material change in the use of the Premises or any portion thereof; (b) the financial ability and credit and financial history of the proposed assignee or sublessee; and (c) the nature of the proposed assignee's or sublessee's business. No consent of Lessor shall be required for any assignment of this Lease or subletting of the Premises to: (z) a subsidiary, affiliate, division or corporation controlling, controlled by, or under common control with Lessee (the term "control" being defined for these purposes as the sale or transfer of 51% of more of the voting stock or partner or member equity or other ownership interest in the applicable entity); (y) any entity which succeeds to Lessee by merger, consolidation, or nonbankruptcy reorganization; or (x) a purchaser of substantially all of Lessee's assets located in the Premises. Any sale or transfer of Lessee's capital stock in the ordinary course of Lessee's business and without change in control of Lessee's Board of Directors shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. If Lessor fails to respond to Lessee's request to assign or subletting the Premises within thirty (30) days after Lessor's receipt of Lessee's request, together with all documents and information required or reasonably requested under this Article 12, Lessor shall be deemed to have consented to such assignment or subletting of the Premises. Notwithstanding Lessor's consent to any assignment or subletting and further notwithstanding that no consent of Lessor may be necessary for any assignment or subletting hereunder, in no event shall Lessee be released from continuing liability as tenant under this Lease throughout the Term hereof.

    70. Estoppel Certificates. [continued from end of Paragraph 16(b)] Notwithstanding the foregoing, Lessee shall include in its estoppel certificate such additional facts, matters, and statements as any lender of Lessor ("Lender") shall require and, if additionally required by any Lender, shall use Lender's standard form of estoppel certificate, provided same shall not materially increase Lessee's obligations nor materially impair Lessee's rights under this Lease.

    71. Definition of Lessor. [continued from end of Paragraph 17], except that any transfers or assignments by the original Lessor hereunder to any corporation, partnership, trust, limited liability company, limited liability partnership, other entity, or undivided or divided tenancy-in-common, owned or controlled by the original Lessor; Pacific Development Partners, LLC; Bryan R. Ezralow (principal of the original Lessor) individually or as trustee; and/or Ronald Recht (principal of Pacific Development Partners) individually or as trustee; singly or in any combination (control being defined for such purposes as ownership of not less than 51% of the shares, partnership interest, or other equity or ownership interest in and to such entity or tenancy-in-common), shall, relieve the original Lessor of all liability under this Lease from and after the effective date of the applicable transfer or assignment.

    72. Limitation on Liability. [continued from end of Paragraph 20] Notwithstanding the foregoing, Lessor's liability under this Lease shall be limited, in all events, to Lessor's interest in the Premises.

    73. Lessor's Access. [continued from end of Paragraph 32] Notwithstanding the foregoing, Lessor shall conduct any entry onto the Premises in a manner calculated to avoid unreasonable interference with, or disruption of, Lessee's activities in the Premises, in compliance with Lessee's reasonable security requirements, and, except in case of emergency, upon no fewer than twenty-four
(24) hours prior notice. Lessee shall be entitled to have its representative accompany Lessor and Lessor's employees and agents at all times during any such entry on the Premises. Notwithstanding anything to the contrary in this Paragraph, Lessor's right to show the Premises to prospective lessees of the Premises shall only apply during the final twelve (12) months of the term of this Lease, as may be extended by Lessee pursuant to Paragraph 52.

    74. Consents. [continued from Paragraph 36] Except as otherwise provided in this Lease, whenever this Lease requires an approval, consent, designation, determination or judgment by either Lessor or Lessee, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonable or unreasonably withheld or delayed, and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

    75.  Additional Provisions.

    (a) Signage. Lessor and Lessee shall mutually agree on the signage to be provided Lessee, at Lessee's sole cost and expense, for the Premises, and all such signage, as mutually agreed, shall be incorporated into the Tenant Improvements Work and Tenant's Plans approved by Lessor pursuant to attached Exhibit "C."

    (b) Subdivision; Lot Lines. Lessor and Lessee acknowledge that the land of the Project is a single legal parcel upon which various improvements, including the Premises, are located. Lessee agrees that, in the event Lessor shall determine, at any time during the term of this Lease, to subdivide the Project into multiple legal parcels, Lessee shall reasonably cooperate with Lessor and Lessor's engineers, attorneys, and consultants with respect to such subdivision and related activities, including execution, acknowledgement, and delivery by Lessee of appropriate applications, maps, approvals, consents, an REA (as such term is defined in Paragraph 75(c) below), and/or other documents and agreements in connection therewith, at no cost or expense to Lessee and provided no material increase in Lessee's obligations as tenant under this Lease or material impairment of Lessee's rights as tenant under this Lease shall result from such subdivision.

    (c) Reciprocal Easement Agreement. If for any reason, whether or not related to any subdivision of the Project as described in Paragraph 75(b) above, Lessor shall determine to establish and record against the Project a written common plan and scheme of reciprocal easements, covenants, restrictions, and other rights and rights-of-way; allocation of common costs, expenses, and liabilities; and other necessary or desirable statement of common rights and obligations among the owner(s), tenant(s), and other occupant(s) of the Project (collectively, the "REA"), Lessee agrees to cooperate reasonably with Lessor and Lessor's engineers, attorneys, and consultants with respect to the REA, including execution, acknowledgement, and delivery by Lessee of the REA, at no cost or expense to Lessee and provided no material increase in Lessee's obligations as tenant under this Lease or material impairment of Lessee's rights as tenant under this Lease shall result from Lessee's execution and the recording of the REA. Lessee agrees, upon Lessor written notice, to subordinate this Lease to an REA or comparable written, recorded agreement meeting the requirements of this Paragraph.

    (d) Lessee Financial Statements. Lessee shall provide to Lessor at such interval as Lessor shall specify from time to time (not less than annually, nor more frequently than quarterly) Lessee's current, audited financial statements, prepared by Lessee's accountants in accordance with generally accepted accounting principals and certified by an officer of Lessee to be true, correct, and accurate in all material respects. Lessor agrees to keep confidential such financial statements provided by Lessee and to execute a reasonable nondisclosure with Lessee as a condition to Lessee's release of such financial statements. Lessor shall be permitted to share any confidential information provided by Lessee, including Lessee's financial statements, as deemed necessary by Lessor, with Lessor's employees, agents, attorneys, and accountants, and actual or prospective lenders, investors, and purchasers, provided Lessor shall first advise such parties of the requirement that they keep such information confidential.

    (e) Reasonable Expenditures. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

    (f) Force Majeure. Except as expressly provided to the contrary in the applicable provision of this Lease, any date or time period specified for either party's performance or satisfaction of any obligation of such party (the "Party") under this Lease shall be extended reasonably for any period of delay attributable to any of the following causes (collectively, "Force Majeure"), provided the Party shall have attempted diligently and in good faith, within the limits of its capability, to perform or satisfy such obligation: (i) acts of God, including flood, fire, earthquake, hurricane, tornado, landslide, and the like; (ii) unseasonably inclement weather, (iii) unusual delay in the processing or approval of governmental permits, authorizations, or approvals; (iv) strikes, lockouts, or shortages of labor or materials; (v) material delay caused by, or attributable to, the other party hereunder; and (vi) other causes beyond the reasonable control of the Party.

    (g) Equitable Allocation. Any cost or obligation of Lessee under this Lease relating to the Project which includes any portion of the improvements of the Project not included within the Premises or subject to Lessee's use or other rights under this Lease, shall be equitably allocated to Lessee under this Lease.

    IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum to Standard Industrial/Commercial Single-Tenant Lease -- Net as of even date with the Standard Industrial/ Commercial Single-Tenant Lease -- Net between Lessor and Lessee to which this Addendum is attached,.



"Lessor"
THE EZRALOW COMPANY, LLC,
a California limited liability company



By:  /s/ Bryan Ezralow
   -------------------------------------------
  Name:   Bryan Ezralow
          -------------
  Title:  President
          -------------




                             "Lessee"
                             HOMEGROCER.COM, INC., a Delaware corporation

                              By:  /s/ Terry Drayton

                              Name Printed: Terry Drayton
                              Title:  President

                              By: /s/ Daryl L. Stromwold

                              Name Printed: Daryl Stromwold
                              Title:  Assistant Secretary